Exhibit 99.1

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

Tessera Technologies Announces REFOCUSED DIGITALOPTICS BUSINESS STRATEGY AND RESTRUCTURING

DOC Will Concentrate on its Differentiated Technology and Leverage Partner Relationships

Company Operating Expenses in DOC and Corporate Overhead Are Expected to be Reduced by $78 Million or Approximately 45%, Excluding Charges

SAN JOSE, Calif., March 21, 2013 -- Tessera Technologies, Inc. (NASDAQ:TSRA) (the "Company") today announced that it is refocusing its DigitalOptics Corporation ("DOC") business strategy to achieve the full potential of its differentiated imaging technology while reducing costs. The Company expects to reduce operating expenses in DigitalOptics Corporation ("DOC") and Corporate Overhead by approximately $78 million, or 45%, on an annualized basis exiting 2013, as compared to 2012.

The Company has determined that it is no longer necessary for DOC to be a vertically integrated camera module supplier. DOC will instead focus its strategy on the differentiated MEMS-related technologies, where it has proprietary assembly technology and expertise, and will partner with third-party manufacturers to produce other components of the full camera module. DOC will continue to productize the mems|cam technology throughout the rest of the year, and expects to ship small production volumes of its technology in 2013.

The refocused DOC strategy and restructuring resulted from a business strategy review directed by a committee of independent directors (the "Committee"), led by Richard S. Hill, former chairman and CEO of Novellus Systems. The Committee worked with management to evaluate the Company's overall business opportunity, strategy and operating model. The Committee and the Board of Directors will continue to monitor the DOC business closely to ensure that its strategy and business model are appropriate for the market opportunity.

"Our Board is taking action to deliver value for our stockholders in both the near and long term," said Hill. "DOC's recently launched mems|cam technology is a disruptive technology that will be an inflection point in - and the future of - imaging solutions in the smartphone, tablet and other mobile imaging segments. Given the emerging acceptance of the mems|cam technology in the marketplace, we can now shift our strategy to focus on the areas of manufacturing where we have a defensible, differentiated advantage and better leverage our manufacturing partners. Our goal is to accelerate the success of DOC while reducing costs, which we expect to improve the overall financial performance of the Company."

"These actions will result in a less capital-intensive approach for our DOC business, which will enable us to continue to innovate and develop the product and manufacturing capabilities that are critical to our success while maximizing the leverage of our partners and imaging ecosystem," said John S. Thode, who was named president of DOC in February 2013. "Our mems|cam module has demonstrated significantly faster autofocus and lower power consumption than the current voice coil motor autofocus technology. We continue to productize our technology and ship sample quantities of camera modules to mobile phone makers for evaluation and qualification. In addition, we have the capability to deliver unique software driven imaging solutions when combining mems|cam with our Embedded Image Processing solutions now primarily present in digital cameras. The actions we are taking today will help to ensure our long-term competitive viability and a meaningful success in our business in 2014 and beyond."

The Company's restructuring will reduce spending in DOC and Corporate Overhead, but not in the Company's Intellectual Property business. As a result of DOC's refocused business strategy and previously announced cost reductions, the Company expects its reported Corporate Overhead to be at an annual run rate of approximately $29 million exiting 2013, compared to $47 million in 2012; and DOC operating expenses, excluding cost of revenues and restructuring, impairment and other charges, to be at an annual run rate of approximately $53 million exiting 2013, compared to $88 million in 2012. These reductions will occur throughout the rest of this calendar year. DOC also expects cost of revenues to decline from $40 million in 2012 to approximately $15 million in 2013 as a result of the change in estimated production volumes and previously announced actions.

DOC's refocused strategy includes initiatives across multiple fronts:

  DOC will accelerate the use of partner manufacturers for the production of camera modules and will focus its own manufacturing on the lens barrel assembly, which is a higher-margin component for which DOC has unique proprietary technology. This approach will cut DOC's expected capital spending in 2013 by roughly half - to a range of between $5 million and $7 million, as compared to the Company's previous estimate of $10 million to $15 million.
  DOC is consolidating its manufacturing capabilities into its Taiwan facility and expects to cease all operations at its leased facility in Zhuhai, China. DOC will transfer a portion of the manufacturing equipment located there to Taiwan.
  DOC will terminate its current lens manufacturing program and instead will focus on designing lenses that its partners can produce for use in DOC's proprietary assembly technology.

The Company expects to take a total charge of between $17 million and $23 million, which includes restructuring, impairment of assets and other related exit costs, with the majority taken in the first quarter of 2013 and the remainder in the second quarter of 2013.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to DOC's refocused business strategy, including the use of partner manufacturers and manufacturing of lens barrels; the amount and timing of the Company's restructuring and reductions in expenses in DOC and Corporate Overhead; DOC's ability to leverage partner relationships; expected shipments of DOC's products; characteristics, features, benefits and disruptive qualities of DOC products and technology, including mems|cam and Embedded Image Processing solutions; the Company's future financial performance; DOC's anticipated capital expenses; the innovation and development of DOC's manufacturing capabilities; DOC's ability to leverage partners; DOC's long-term competitive viability and success; the timing and impact of the consolidation of DOC's manufacturing capabilities and termination of its lens manufacturing program; and the total expected charges from and timing of the restructuring. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company's businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and DOC products; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules products; the impact of competing technologies on the demand for the Company's technologies and products; the failure by DOC to successfully engage third-party partners in the production of camera modules; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company's financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Additional Information and Where to Find It

Tessera Technologies, Inc. (the "Company"), its directors and certain executive officers and employees may become participants in the solicitation of proxies from stockholders in connection with the Company's 2013 Annual Meeting of Stockholders (the "Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting (the "2013 Proxy Statement").

Robert J. Boehlke, Richard S. Hill, David C. Nagel, Timothy J. Stultz, Anthony J. Tether, and Robert A. Young, all of whom are members of the Company's Board of Directors, and C. Richard Neely, Jr., Executive Vice President and Chief Financial Officer, Bernard J. Cassidy, Executive Vice President, General Counsel and Secretary and Moriah C. Shilton, Senior Director, Investor Relations, may become participants in the Company's solicitation. Information regarding the Company's directors' and executive officers' respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement relating to the 2012 annual meeting of stockholders. No other participants own in excess of 1% of the Company's common stock. Additional information regarding the interests of such participants will be included in the 2013 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2013 Proxy Statement with the SEC, the Company will mail the definitive 2013 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2013 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://ir.tessera.com/sec.cfm) or by writing to the Secretary, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, California 95134.

TSRA-G

DOC-G